                                                                   EXHIBIT 10.11

REX LOESBY, P.E.

                           6164 South Newport Street, Centennial, Colorado 80111
                                       Telephone: 303-771-9610 Fax: 303-771-9652
                                                          Email: RELoesby@cs.com

February 16, 2004

Mr. Andy Anderson
Nord Resources Corporation
9947 N. Calle Solano
Tucson, AX 85737

                 Fax Transmission: [1] 520-219-1877, Pages: "4"

Dear Andy:

Thank you for asking me to help in getting Nord Resources off and running again. It will be great to work with you again.

This letter will outline the terms of the agreement we have. In return for my consulting services acting as Director of Corporate Development for Nord for a period of up to 4 months ending June 15, 2004, or until such time as corporate funding in excess of $1 million is secured for Nord, Nord will issue 50,000 common shares to me. Pre-approved travel expenses are to be born by Nord.

Attached is a list of contacts I have with investment bankers and mutual fund managers in Canada who might have an interest in Nord. I would be happy to make initial contact or you and Ron are certainly free to call them as well.

Please call if you have questions or comments.

Regards,


/s/ Rex F. Loesby
-------------------------------------
Rex F. Loesby

                                        Agreed to this 16th day of February,
                                        2004 by


                                        /s/ Erland A. Anderson
                                        ----------------------------------------
                                        Erland A. Anderson, President
                                        Nord Resources Corporation

cc: Mr. Ron Hirsch

NRDS.PK: Historical Prices for NORD RESOURCES C - Yahoo! Finance     Page 1 of 1

PRICES

Date        Open   High    Low   Close   Volume   Adj Close*
----        ----   ----    ---   -----   ------   ----------
13-Feb-04   0.39   0.39   0.39    0.39      0        0.39
12-Feb-04   0.40   0.40   0.40    0.40      0        0.40
11-Feb-04   0.37   0.37   0.37    0.37      0        0.37
10-Feb-04   0.40   0.40   0.40    0.40      0        0.40
9-Feb-04    0.40   0.40   0.40    0.40      0        0.40
6-Feb-04    0.40   0.40   0.40    0.40      0        0.40
5-Feb-04    0.35   0.35   0.35    0.35      0        0.35
4-Feb-04    0.35   0.35   0.35    0.35      0        0.35
3-Feb-04    0.30   0.30   0.30    0.30      0        0.30
2-Feb-04    0.29   0.29   0.29    0.29      0        0.29
30-Jan-04   0.31   0.31   0.31    0.31      0        0.31

                           NORD RESOURCES CORPORATION
                          PO BOX 384, DRAGOON, AZ 85609
                     TEL: (520) 586-2241 FAX: (520) 586-7020

October 8, 2004

Mr. Rex E. Loesby, P.E.
6164 S. Newport St.
Centennial, CO 80111

By email: reloesby@cs.com

Dear Rex:

This letter will outline the terms of your consulting services for Nord Resources Corporation ("Nord").

You agree to provide consulting services to Nord acting as Director of Corporate Development and/or Vice President, Corporate Development until such time as corporate funding necessary to place Nord's Johnson Camp Mine into production is secured by Nord or as at such time as this agreement is cancelled by Nord or yourself. As payment, Nord will issue to you 12,500 of its common shares for each full month of your consulting services with any partial month paid on a pro-rata basis. This agreement may be cancelled at any time by either Nord or yourself upon written notice. Pre-approved travel expenses are to be born by Nord.

This agreement is made retroactive to June 17, 2004 to include your consulting services since the expiration of a previous agreement between Nord and you dated February 16, 2004.

Should you have any questions or require more information, I can be reached by telephone at (520) 544-4893 or by fax at (520) 219-1877.

Regards.


/s/ Erland A. Anderson
-------------------------------------
Erland A. Anderson
President & COO

Agreed to this 8th day of October, 2004 by:


/s/ Rex E. Loesby
-------------------------------------
Rex E. Loesby, P.E.

cc:  R. Hirsch
     file